UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 4, 2023

CIM Real Estate Finance Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Commission file number 000-54939

Maryland		27-3148022
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
2398 East Camelback Road, 4th Floor
Phoenix,	Arizona	85016
(Address of principal executive offices)		(Zip Code)
	(602)	778-8700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.
On December 4, 2023, CMFT RE Lending RF Sub BB, LLC (the “CMFT Seller”), an indirect wholly owned subsidiary of CIM Real Estate Finance Trust, Inc. (the “Company”), entered into an Amended and Restated Master Repurchase Agreement (the “Restated MRA”) with Barclays Bank PLC (“Barclays”), to amend and restate that certain Master Repurchase Agreement, dated September 21, 2020, by and between Barclays and the CMFT Seller, and acknowledged by the Company (the “Repurchase Agreement”), which provides financing for certain eligible assets of the CMFT Seller and advances to the CMFT Seller (the “Repurchase Facility”), as described in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on September 24, 2020, as such Repurchase Agreement was amended on July 27, 2021, February 23, 2022, and October 7, 2022, as discussed in a Current Report on Form 8-K filed by the Company with the SEC on August 2, 2021, March 1, 2022, and October 13, 2022, respectively. The Restated MRA was amended and restated to, among other things, allow for the reallocation of the maximum financing amount (the “CMFT Maximum Financing Amount”) to the CLR Maximum Financing Amount (as defined below) with respect to the CLR Repurchase Agreement (also as defined below), subject to certain conditions set forth in the Restated MRA. The fee letter that was entered into in connection with the Repurchase Agreement was also amended and restated to, among other things, reduce the maximum financing amount from $1.25 billion to $558.9 million, such that the sum of the CMFT Maximum Financing Amount and the CLR Maximum Financing Amount does not exceed $1.25 billion after giving effect to such reallocation of the CMFT Maximum Financing Amount, as detailed in the Restated MRA. Other than the modified terms described above, the material terms of the Repurchase Agreement remain unchanged.
In addition, on December 4, 2023 (the “Closing Date”), CLR RE Lending RF Sub BB, LLC (the “CLR Seller”), an indirect wholly owned subsidiary of the Company, entered into a Master Repurchase Agreement (the “CLR Repurchase Agreement”) with Barclays (the “Buyer”), which provides the CLR Seller up to $691.1 million of financing (the “CLR Maximum Financing Amount”) through the Buyer’s purchase of certain eligible assets from the CLR Seller (including related future advances by the CLR Seller). The CLR Repurchase Agreement allows for the reallocation of the CMFT Maximum Financing Amount with respect to the Restated MRA to the CLR Maximum Financing Amount, subject to certain conditions set forth in the CLR Repurchase Agreement. The CLR Repurchase Agreement provides for a simultaneous agreement by the Buyer to re-sell back to the CLR Seller, and by the CLR Seller to repurchase, such assets at a certain future date or as otherwise required by the CLR Repurchase Agreement. The proceeds from the CLR Repurchase Agreement will be used to finance certain commercial real estate mortgage loans originated or acquired by CIM Commercial Lending REIT (“CLR”), an indirect wholly owned subsidiary of the Company.
Advances under the CLR Repurchase Agreement accrue interest at per annum rates based on the Term Secured Overnight Financing Rate (“SOFR”), plus a spread to be determined on a case-by-case basis between the CLR Seller and the Buyer (“Purchase Price Differential”). The initial maturity date of the CLR Repurchase Agreement is December 4, 2026, with two one-year extensions at the CLR Seller’s option, which may be exercised upon the satisfaction of certain conditions set forth in the CLR Repurchase Agreement.
In connection with the CLR Repurchase Agreement, the Company (as the initial guarantor) and CLR (as the replacement guarantor) (and together, the “Guarantors”) entered into a guaranty with the Buyer (the “Guaranty”) on a joint and several basis until the satisfaction of certain conditions as set forth in the Guaranty, at which point the replacement guarantor will become the sole guarantor under the Guaranty (the “Guarantor Replacement Event”). Under the guaranty, the initial guarantor and the replacement guarantor agreed to guarantee the CLR Seller’s obligations under the CLR Repurchase Agreement. Subject to certain exceptions, the maximum aggregate liability under the Guaranty will not exceed 25% of the then aggregate repurchase price of all purchased assets.
The initial purchase price for an asset is the product of the purchase price percentage designated by the Buyer in its sole discretion, which is up to 80% or another percentage as agreed to between the Buyer and the CLR Seller, and the lesser of (i) the unpaid principal balance of the purchased asset and (ii) the market value (as defined in the CLR Repurchase Agreement) of the purchased asset.
Pursuant to the CLR Repurchase Agreement, the repurchase price of a purchased asset will equal the sum of (i) the outstanding purchase price of such purchased asset as of such date; (ii) the accrued and unpaid Purchase Price Differential of such purchased asset; (iii) all accrued and unpaid actual, documented and reasonable out-of-pocket costs and expenses including, without limitation, the reasonable fees and expenses of outside counsel of the Buyer relating to such purchased asset; and (iv) any other amounts due and owing by the CLR Seller to the Buyer pursuant to the terms of the CLR Repurchase Agreement.
The CLR Repurchase Agreement and the Guaranty contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. In addition, the Guaranty contains financial covenants that require the then-current guarantor(s), as it relates to the Guarantor Replacement Event, to maintain: (i) minimum liquidity of not less than the lower of (a) $50.0 million and (b) the greater of (A) $10.0 million and (B) 5% of the then-current guarantors’ recourse indebtedness, as defined in the Guaranty; (ii) minimum consolidated net worth greater than or equal to $1.0 billion plus (a) 75% of the equity issued by the Guarantors following the Closing Date or 75% of the equity issued by CLR following the Guarantor Replacement Event, as applicable, minus (b) the aggregate amount of any redemptions or similar transaction by the Guarantors from the Closing Date or the aggregate amount of any redemptions or similar transaction by CLR following the Guarantor Replacement Event, as applicable; (iii) maximum leverage ratio of total indebtedness to total equity less than or equal to 4.00 to 1.00; and (iv) minimum interest coverage ratio of EBITDA to interest expense equal to or greater than 1.40.
The foregoing summary of the Restated MRA, the CLR Repurchase Agreement and the Guaranty does not purport to be a complete description and is qualified in its entirety by the full text of the Restated MRA, the CLR Repurchase Agreement and the Guaranty, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Master Repurchase Agreement, dated December 4, 2023, by and between CMFT RE Lending RF Sub BB, LLC, and Barclays Bank PLC.
10.2	Master Repurchase Agreement, dated December 4, 2023, by and between CLR RE Lending RF Sub BB, LLC and Barclays Bank PLC.
10.3	Guaranty, dated as of December 4, 2023, by CIM Real Estate Finance Trust, Inc. and CIM Commercial Lending REIT for the benefit of Barclays Bank PLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2023	CIM REAL ESTATE FINANCE TRUST, INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer, Principal Accounting Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)